Exhibit 4.1.3

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

AND WAIVER OF REGISTRATION RIGHTS

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS (this “Amendment”), which amends that certain Third Amended and Restated Investors’ Rights Agreement dated October 28, 2011, as amended (the “Original Agreement”), by and among RetailMeNot, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A thereto (each an “Investor” and collectively, the “Investors”), is made and entered into as of the December 6, 2013. Unless otherwise defined herein, capitalized terms shall have the definitions ascribed to them in the Original Agreement.

RECITALS

WHEREAS, the parties hereto, being all of the parties to the Original Agreement, desire to amend the Original Agreement and to waive certain rights thereunder as set forth herein.

AMENDMENT AND WAIVER

1. Section 5.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Amendment of Rights. Any provision of this Agreement may be amended and the observance of such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investors holding (a) a majority of the Registrable Securities then held by the Investors, (b) a majority of the shares of Common Stock then outstanding which were issued upon conversion of the shares of Series B-3 Preferred Stock and (c) a majority of the shares of Common Stock then outstanding which were issued upon conversion of the shares of Series BB-3 Preferred stock. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Investor, each permitted successor or assignee of such Investor, and the Company; provided, no amendment or waiver that uniquely and adversely affects the rights of any Investor without the consent of such uniquely and adversely affected Investor.

2. All of the obligations, rights, duties and covenants of the Company contained in Section 4 of the Original Agreement are hereby terminated and Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.7 of the Original Agreement shall be of no further force or effect.

3. In connection with the proposed follow-on public offering of the Company’s Series 1 common stock on or before December 31, 2013 (the “Offering”) the undersigned hereby irrevocably waive (the “Waiver”) any and all rights pursuant to Section 1 of the Original Agreement in connection with the Offering, including, without limitation, the rights to register any shares, whether now owned or hereafter acquired, of the Company’s capital stock, pursuant to Section 1.4 of the Original Agreement, and any and all notice requirements contained in the Original Agreement related thereto.

4. The undersigned agree and acknowledge that the Company, its advisors and the underwriters will proceed with the Offering in reliance upon this Amendment and the Waiver.

5. This Amendment may be executed in any number of counterparts (by facsimile, PDF electronic delivery or otherwise), each of which shall be an original, but all of which shall constitute one and the same instrument. The undersigned agree and acknowledge that this Amendment shall be of no force or effect until countersigned by the Company.

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2

This Amendment has been executed by the undersigned, effective as of the date first written above.

COMPANY:

RETAILMENOT, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham,
President and Chief Executive Officer

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

INVESTORS:

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P.,
its general partner

By:	AV Partners IX, LLC,
its general partner

By:	/s/ Ken DeAngelis
Authorized Representative

AUSTIN VENTURES X, L.P.

By:	AV Partners X, L.P.,
its general partner

By:	AV Partners X, LLC,
its general partner

By:	/s/ Ken DeAngelis
Member

Address: 300 West 6th Street, Suite 2300 Austin, Texas 78701-3902 Attn: C. Thomas Ball

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

G. COTTER CUNNINGHAM

/s/ G. Cotter Cunningham
G. Cotter Cunningham

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

Norwest Venture Partners XI, LP
By:	Genesis VC Partners XI, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Jeff Crowe
Jeff Crowe

Norwest Venture Partners VII-A, LP
By:	Itasca VC Partners VII-A, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Jeff Crowe
Jeff Crowe

Norwest Venture Partners VI-A, LP
By:	Itasca VC Partners VI-A, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Jeff Crowe
Jeff Crowe

Address: 525 University Ave., Suite 800
Palo Alto, CA 94301-1922
Attn:	Kurt Betcher, CFO

With a copy to:

Norwest Venture Partners XI, LP
525 University Ave., Suite 800
Palo Alto, CA 94301-1922
Attn:	Bill Myers

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

ADAMS STREET 2010 DIRECT FUND, L.P.
By:	ASP 2010 Direct Management, LLC, its
General Partner
By:	Adams Street Partners, LLC, its
Managing Member

By:	/s/ Robin Murray
Partner

ADAMS STREET 2009 DIRECT FUND, L.P.
By:	ASP 2009 Direct Management, LLC, its
General Partner
By:	Adams Street Partners, LLC, its
Managing Member

By:	/s/ Robin Murray
Partner

ADAMS STREET 2008 DIRECT FUND, L.P.
By:	ASP 2008 Direct Management, LLC, its
General Partner
By:	Adams Street Partners, LLC, its
Managing Member

By:	/s/ Robin Murray
Partner

Address: c/o Adams Street Partners, LLC
One North Wacker Drive, Suite 2200
Chicago, IL 60606-2823
Attn:	Sejal Shah

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

GOOGLE VENTURES 2011, L.P.

By:	Google Ventures 2011 GP, L.L.C.,
its general partner

By:	/s/ William J. Maris
Name: William J. Maris
Title: Member

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: Karim Faris

With a copy to:

Google Ventures 2011, L.P.
Attn: General Counsel, Google Ventures
Email: gv-notice@google.com

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

/s/ Duncan Jennings
Duncan Jennings

/s/ Max Jennings
Max Jennings

/s/ Richard Foister
Richard Foister

/s/ Antonio Argiolas
Antonio Argiolas

/s/ Daniel Bower
Daniel Bower

/s/ John-Paul Jones
John-Paul Jones

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

INSTITUTIONAL VENTURE PARTNERS XIII L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Jules Maltz

Name:	Jules Maltz

Title:	Authorized Signatory

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

JP MORGAN DIGITAL GROWTH FUND L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By:	/s/ Ashmi Mehrotra

Name:	Ashmi Mehrotra

Title:	Managing Director

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

522 FIFTH AVENUE FUND, L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By:	/s/ Ashmi Mehrotra

Name:	Ashmi Mehrotra

Title:	Managing Director

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

J.P. MORGAN SECONDARY PRIVATE EQUITY INVESTORS II, L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By:	/s/ Ashmi Mehrotra

Name:	Ashmi Mehrotra

Title:	Managing Director

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

Executed by King Holdings (Vic) Pty Ltd ACN 147 435 970 in its capacity as trustee for the King Holdings Trust, in accordance with S. 127 of the Corporations Act 2001 by being signed by the following officer:

/s/ Guy Phillip King
Guy Phillip King being the sole director and company secretary

Executed by Clark/Kirk Holdings Pty Ltd ACN 147 455 767 in its capacity as trustee for the Clark/Kirk Holdings Trust, in accordance with S. 127 of the Corporations Act 2001 by being signed by the following officer:

/s/ Bevan Heath Clark
Bevan Heath Clark being the sole director and company secretary

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

MOUVEO, a French société à responsibilité limitée, registered with the Trade and Companies Registry of Vannes under number 539 803 775

By:	/s/ Olivier David

Name:	Olivier David

Title:	Chief Executive Officer

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

INVENTUZ, a French société à responsibilité limitée, registered with the Trade and Companies Registry of Vannes under number 539 805 572

By:	/s/ Francois Larvor

Name:	Francois Larvor

Title:	Chief Executive Officer

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

THE 2010 GLOZMAN FAMILY TRUST DATED JULY 13, 2010

By:	/s/ M. Glozman

Name:	M. Glozman

Title:	Trustee

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

JUSTIN HALLORAN

/s/ Justin Halloran
Justin Halloran

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

ARBOR GREEN II, LP

/s/ Thomas P. Borders
Thomas P. Borders, Trustee

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

PETER MORSE

/s/ Peter Morse
Peter Morse

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

MOOSE POND INVESTMENTS, LP

By:	/s/ Brian Sharples
Name:	Brian Sharples
Title:	Partner

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS

This Amendment has been executed by the undersigned, effective as of the date first written above.

MTG PORTFOLIO, LTD.

By:	Midtown Group, Inc., its general partner

By:	/s/ Thomas P. Borders
Name:	Thomas P. Borders
Title:	President

SECOND AMENDMENT TO THIRD A&R INVESTORS’ RIGHTS AGREEMENT AND WAIVER OF REGISTRATION RIGHTS